Exhibit 10.59

                                                                     Translation

              APPLICATION LETTER FOR DRAWING OF BANK LOAN FACILITY
                          NO. JIE 2005 ZONG 1145042R-3

To: Shenzhen Branch, China Construction Bank

In accordance with the Comprehensive Credit Facility Agreement (No. Jie 2005 Zong 1145042R, hereinafter referred to as "Agreement") entered into by your company and us, Shenzhen BAK Battery Co., Ltd., we'd like to apply for the drawing of the loan facility under the Agreement.

One. We'd like to apply for the bank loan of RMB Thirty Million Yuan (RMB 30,000,000yuan).

Two. The term of this bank loan shall be six months.

Three. The purpose of this bank loan is for production working capital.

Four. Interest Rate and Interest

(1)      Loan in RMB

1.   Interest Rate

The interest rate for the bank loan is 4.5675/oo per month fixed for the whole bank loan term.

2.   Penalty Interest Rate

The penalty interest rate is fixed at 9.135/oo per month in case that we use the bank loan for purpose other than that stated in this application letter; The penalty interest rate is fixed at 6.8513/oo per month in case that we delayed in repayment of the loan.

3. The interest will be calculated from the date of transfer of the loan into the account of borrower. The interest will be calculated by the day and the daily interest = monthly interest/30 = annual interest/360. In case that we fail to pay the interest on time, the compound interest will be imposed from the next day.

4.   Payment of Interest

The interest will be paid monthly at the 20th day of each month.

(2)      Loan in Foreign Currency

N/A

Five. Repayment Plan

We will repay the principal of the loan according to the following schedule:

Date: August 23, 2006, Amount: RMB 30,000,000.00 yuan

Six. This letter shall come into effect once it is signed by the legal representative (or authorized representative) of us and stamped with the company chop of us. This letter is an appendix and an integral part to the Agreement. This letter is irrevocable. We will perform our obligations strictly in accordance with the Agreement and its appendix. Please review and approve our application.

Seven. This letter has three originals.

Applicant: Shenzhen BAK Battery Co., Ltd. (stamp)
Legal Representative (person in charge): Li Xiangqian
Date: February 22, 2006


After examination, we approved the above application.
Shenzhen Branch, China Construction Bank (stamp)
Person in charge or authorized representative: (signature):_______
Date: February 22, 2006